UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

March 13, 2012

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Nickerson Road Marlborough, Massachusetts		01752-4695
(Address of Principal Executive Offices)		(Zip Code)

(617) 497-6222

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-177915	45-3751691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Nickerson Road Marlborough, Massachusetts		01752-4695
(Address of Principal Executive Offices)		(Zip Code)

(617) 497-6222

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2012, Bitstream Inc. (“Bitstream”) received notification from the United States Department of Justice (the “DOJ”) that the DOJ has closed its inquiry into the proposed merger (the “Merger”) between Bitstream and Monotype Imaging Holdings Inc. As previously announced, Bitstream has fixed March 8, 2012 as the record date (the “Record Date”) for the spin-off distribution of its wholly-owned subsidiary, Marlborough Software Development Holdings Inc. (“MSDH”). On March 14, 2012, each owner of Bitstream Class A Common Stock will receive a distribution of one share of MSDH Common Stock for each share of Bitstream Class A Common Stock that they owned as of the close of trading on the Nasdaq Capital Market on the Record Date.

Bitstream’s stockholders will vote to approve the Merger at a special meeting of stockholders on March 19, 2012 (the “Special Meeting”). Subject to such stockholder approval and satisfaction or waiver of all closing conditions to the Merger, it is expected that the Merger will be completed immediately following the Special Meeting on March 19, 2012.

A copy of Bitstream’s press release announcing the completion of the DOJ inquiry is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Bitstream Inc. dated March 13, 2012

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, EACH REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BITSTREAM INC.

Date: March 13, 2012	By:	/s/ James P. Dore
James P. Dore
Vice President and Chief Financial Officer

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

Date: March 13, 2012	By:	/s/ James P. Dore
James P. Dore
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release of Bitstream Inc. dated March 13, 2012